Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2014

Statement of Income (Loss)

Realized Trading Gain (Loss) on Futures	$46,069
Unrealized Gain (Loss) on Market Value of Futures	(1,867,850)
Dividend Income	241
Interest Income	182
Total Income (Loss)	$(1,821,358)

Expenses
Professional Fees	$16,182
General Partner Management Fees	10,489
Prepaid Insurance Expense	271
Brokerage Commissions	212
NYMEX License Fee	210
Non-interested Directors' Fees and Expenses	191
Total Expenses	27,555
Expense Waiver	(15,112)
Net Expenses	$12,443
Net Income (Loss)	$(1,833,801)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/14	$17,607,694
Net Income (Loss)	(1,833,801)

Net Asset Value End of Month	$15,773,893
Net Asset Value Per Share (900,000 Shares)	$17.53

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612